EXHIBIT 4.2

FIRSTCASH, INC.
and
BOKF, NA, as Trustee

THIRD SUPPLEMENTAL INDENTURE
Dated as of May 30, 2017
to
INDENTURE
Dated as of March 24, 2014

6.75% Senior Notes due 2021

This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is dated as of May 30, 2017, by and among FirstCash, Inc., a Delaware corporation (the “Company”), the undersigned Subsidiaries of the Company (the “Guaranteeing Subsidiaries”) and BOKF, NA d/b/a Bank of Texas, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.
W I T N E S S E T H:
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of March 24, 2014, between the Company and the Trustee (as amended by that certain Supplemental Indenture, dated as of October 30, 2015, and that certain Supplemental Indenture, dated as of September 16, 2016, the “Indenture”), providing for the issuance of an unlimited amount of 6.75% Senior Notes due 2021 (the “Notes”);
WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes (the “Tender Offer”) pursuant to an Offer to Purchase and Consent Solicitation Statement dated May 15, 2017;
WHEREAS, pursuant to the Tender Offer, the Company also has requested that Holders of the Notes deliver their consents (the “Consents”) with respect to certain amendments to the Indenture;
WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (other than Notes owned by the Company or any Guarantor of the Notes or by any person directly or indirectly controlling or controlled by or under common control with the Company or any Guarantor) (the “Outstanding Notes”) voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes);
WHEREAS, the Holders of a majority of the aggregate principal amount of Outstanding Notes have duly consented to the proposed amendments set forth in this Third Supplemental Indenture in accordance with Section 9.02 of the Indenture;
WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution of this Third Supplemental Indenture, (ii) evidence of the consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 12.04 and 12.05 of the Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Third Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows.
ARTICLE ONE
AMENDMENTS
SECTION 1.01. Amendments. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting the following provisions and all references thereto (including in the Table of Contents) in their entirety:

•	Section 4.03. Reports

•	Section 4.04. Compliance Certificate

•	Section 4.05 Taxes

•	Section 4.06 Stay, Extension and Usury Laws

•	Section 4.07 Restricted Payments

•	Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

•	Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock

•	Section 4.10 Asset Sales

•	Section 4.11 Transactions with Affiliates

•	Section 4.12 Liens

•	Section 4.13 Business Activities

•	Section 4.14 Corporate Existence

•	Section 4.15 Repurchase at the Option of Holders

•	Section 4.16 Limitation on Sale and Leaseback Transactions

•	Section 4.19 Designation of Restricted and Unrestricted Subsidiaries

•	Section 5.01(3) and (4) Merger, Consolidation or Sale of Assets

•	Section 6.01(a)(3), (5) and (6) and Section 6.01(b) Events of Default.
Effective as of the Operative Date (as defined below), none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or clauses and such deleted Sections or clauses shall not be considered in determining whether a Default or Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.
SECTION 1.02. Amendment of Definitions. Subject to Section 2.01 hereof, the Indenture is hereby amended by (a) deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.01 hereof and (b) deleting any cross-references that are contained in the Indenture, the Notes or the Note Guarantees but are no longer applicable as a result of the amendments made by this Third Supplemental Indenture.
ARTICLE TWO
MISCELLANEOUS
SECTION 2.01. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. This Third Supplemental Indenture shall be effective and binding immediately upon its execution by the Company and the Trustee, and thereupon this Third Supplemental Indenture shall supplement and form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. After the date of this Third Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Third Supplemental Indenture. Notwithstanding the foregoing, the amendments set forth in Article I of this Third Supplemental Indenture shall become operative at such time as, and only if, the Company accepts for payment, pursuant to the Tender Offer, Consents of the Holders of a majority in aggregate principal amount of the Outstanding Notes (such time and the date when such time occurs, the “Operative Date.”)
SECTION 2.02. Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.
SECTION 2.03. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 2.04. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 2.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 2.06. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date hereof.

COMPANY:	FIRSTCASH, INC.

By:
Name: Rick L. Wessel
Title: Chief Executive Officer and President

By:
Name: R. Douglas Orr
Title: Executive Vice President, Chief
Financial Officer, Secretary and Treasurer

GUARANTEEING SUBSIDIARIES:	FRONTIER MERGER SUB, LLC (S/B/M CASH AMERICA INTERNATIONAL, INC.), a Texas limited liability company
By: FIRSTCASH, INC. (F/K/A FIRST CASH FINANCIAL SERVICES, INC.), its sole member

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA CENTRAL, INC., a Tennessee corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA EAST, INC., a Florida corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA FINANCIAL SERVICES, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GUARANTEEING SUBSIDIARIES:

(CONT.)	CASH AMERICA HOLDING, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA PAWN L.P., a Delaware limited partnership

By: CASH AMERICA HOLDING, INC., its general partner

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA WEST, INC., a Nevada corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA ADVANCE, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GUARANTEEING SUBSIDIARIES:

(CONT.)	CASH AMERICA, INC. OF ALASKA, an Alaska corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF ILLINOIS, an Illinois corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF LOUISIANA, a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF NORTH CAROLINA, a North Carolina corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA, INC. OF OKLAHOMA, an Oklahoma corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASH AMERICA INTERNET SALES, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GUARANTEEING SUBSIDIARIES:

(CONT.)	CASH AMERICA OF MISSOURI, INC., a Missouri corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CASHLAND FINANCIAL SERVICES, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

CSH HOLDINGS LLC, a Delaware limited liability company

By: FRONTIER MERGER SUB, LLC (S/B/M CASH AMERICA INTERNATIONAL, INC.), its sole member

By: FIRSTCASH, INC. (F/K/A FIRST CASH FINANCIAL SERVICES, INC.), its sole member

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GEORGIA CASH AMERICA, INC., a Georgia corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

MR. PAYROLL CORPORATION, a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GUARANTEEING SUBSIDIARIES:

(CONT.)	OHIO NEIGHBORHOOD FINANCE, INC., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

OHIO NEIGHBORHOOD CREDIT SOLUTIONS, LLC, a Delaware limited liability company

By: OHIO NEIGHBORHOOD FINANCE, INC., its sole member

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

COLLEGE PARK JEWELERS, INC., a Maryland corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FAMOUS PAWN, INC., a Maryland corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS CO, INC., a Colorado corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS SC, INC., a South Carolina corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GUARANTEEING SUBSIDIARIES:
(CONT.)
FCFS NC, INC., a North Carolina corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FCFS CORP., a Delaware corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRST CASH CREDIT, LTD., a Texas limited partnership

By:
Name: Rick L. Wessel
Title: Manager

FIRST CASH MANAGEMENT, L.L.C., a Delaware limited liability company

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRST CASH CREDIT MANAGEMENT, L.L.C., a Delaware limited liability company

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

PAWN TX, INC., a Texas corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

GUARANTEEING SUBSIDIARIES:

(CONT.)	KING PAWN, INC., a Maryland corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

LTS, INCORPORATED, a Colorado corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

MARYLAND PRECIOUS METALS, INC., a Maryland corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

MISTER MONEY – RM, INC., a Colorado corporation

By:
Name: Rick L. Wessel
Title: Chief Executive Officer

BOKF, NA,
    as Trustee
By:
    Authorized Signatory